UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

First Capital Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 1, 2016, Park Sterling Corporation (“Park Sterling”), the bank holding company for Park Sterling Bank, completed its acquisition by merger of First Capital Bancorp, Inc. (the “Company”), the bank holding company for First Capital Bank (the “Merger”). The Company merged with and into Park Sterling, with Park Sterling as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger, dated as of September 30, 2015, between Park Sterling and the Company (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Company and Park Sterling, or any of their respective affiliates.

Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company not owned by the Company or Park Sterling or by any of their respective wholly-owned subsidiaries, was converted into the right to receive either: (i) 0.7748 shares of common stock, par value $1.00 per share, of Park Sterling, or (ii) $5.54 in cash, as elected by the Company’s shareholders, subject to the limitation that no more than 30% of the shares of the Company’s common stock would be exchanged for cash, with the remaining 70% exchanged for shares of Park Sterling’s common stock. Each outstanding warrant to purchase one-half of a share of the Company’s common stock was converted into the right to receive either: (i) 0.24755 shares of Park Sterling’s common stock, or (ii) $1.77 in cash, as elected by the Company’s warrantholders, subject to the limitation that no more than 30% of the Company’s warrants would be exchanged for cash, with the remaining 70% exchanged for shares of Park Sterling’s common stock. Cash will be paid in lieu of issuing fractional shares of Park Sterling’s common stock.

In addition, each option to purchase shares of the Company’s common stock outstanding immediately prior to completion of the Merger was converted into the right to receive cash in an amount equal to the product of: (i) the amount equal to $5.54 minus the per share exercise price of such stock option, and (ii) the number of shares of the Company’s common stock subject to such stock option.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2015, in connection with the anticipated closing of the Merger, the Company notified the NASDAQ Capital Market (“NASDAQ”) that each share of the Company’s common stock would be cancelled and converted into the right to receive the merger consideration described above, and requested that trading of the Company’s common stock on NASDAQ be suspended after the close of trading on December 31, 2015. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist the Company’s common stock from NASDAQ and to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 15 (Certification and Notice of Termination) to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger, outstanding shares of the Company’s common stock (other than shares owned by the Company or Park Sterling or by any of their respective wholly-owned subsidiaries) were converted into the right to receive either: (i) 0.7748 shares of Park Sterling’s common stock, or (ii) $5.54 in cash.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

Upon the completion of the Merger on January 1, 2016, the Company merged with and into Park Sterling and, accordingly, a change in control of the Company occurred.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of Robert G. Watts, President and Acting Chief Executive Officer, William W. Ranson, Executive Vice President and Chief Financial Officer, and Gary L. Armstrong, Executive Vice President and Commercial Banking Officer, ceased to be an officer of the Company. Also at the effective time of the Merger, each director of the Company immediately prior to the effective time ceased his or her service on the Company’s board of directors.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2015, by and between Park Sterling Corporation and First Capital Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 1, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 1, 2016

FIRST CAPITAL BANCORP, INC.

By:	/s/ Robert G. Watts, Jr.
Robert G. Watts, Jr.
President and Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2015, by and between Park Sterling Corporation and First Capital Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 1, 2015).